Exhibit 99.1

Fortive Reports Fourth Quarter 2018 Results and Initiates 2019 Guidance

EVERETT, WA, February 7, 2019 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the fourth quarter 2018.
For the fourth quarter ended December 31, 2018, net earnings from continuing operations attributable to common stockholders were $222.8 million. For the same period, adjusted net earnings from continuing operations were $325.1 million. Diluted net earnings per share from continuing operations for the fourth quarter ended December 31, 2018 were $0.66. For the same period, adjusted diluted net earnings per share from continuing operations were $0.91.
For the fourth quarter of 2018, revenues from continuing operations increased 11.4% year-over-year to $1.8 billion, with core revenue growth of 7.4%.
James A. Lico, President and Chief Executive Officer, stated, “The fourth quarter provided a strong finish to what was another transformational year for Fortive, as we generated high single-digit core revenue growth and 30% adjusted net earnings growth. This performance demonstrated strong execution by our team as we continued to leverage the power of the Fortive Business System to reposition our portfolio in higher growth end-markets, while delivering continued share gains and driving innovation to enhance our long-term competitive advantage.”
For the first quarter of 2019, Fortive anticipates diluted net earnings per share from continuing operations to be in the range of $0.40 to $0.44 and adjusted diluted net earnings per share from continuing operations to be in the range of $0.64 to $0.68. For the full year 2019, Fortive expects diluted net earnings per share from continuing operations to be in the range of $2.56 to $2.66. For the full year 2019, Fortive expects adjusted diluted net earnings per share from continuing operations to be in the range of $3.40 to $3.50, which excludes any contribution from the pending acquisition of the Advanced Sterilization Products business from Johnson & Johnson (NYSE: JNJ).
Mr. Lico added, “The fundamentals across our enhanced portfolio remain strong and we expect to deliver another year of double-digit adjusted net earnings growth for our shareholders in 2019. We believe our businesses are well positioned to sustain continued out-performance in the year ahead, and we particularly look forward to welcoming ASP into the Fortive family and discussing the attractive opportunities ahead when the transaction closes.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 5:30 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of the website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 844-443-2871 within the U.S. or by dialing 213-660-0916 outside the U.S. a few minutes before 5:30 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 5894859). A replay of the conference call will be available two hours after the completion of the call until Friday, February 22, 2019. Once available, you can access the conference call replay by dialing 800-585-8367 within the U.S. or 404-537-3406 outside the U.S. (access code 5894859) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT FORTIVE
Fortive is a diversified industrial growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. Fortive’s well-known brands hold leading positions in field instrumentation, transportation, sensing, product realization, and franchise distribution. Fortive is headquartered in Everett, Washington and employs a team of more than 24,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
DIVESTITURE OF THE A&S BUSINESS
On October 1, 2018, Fortive completed the previously announced split-off of its Automation & Specialty platform (excluding Fortive’s Hengstler and Dynapar businesses) (the “A&S Business”) and the operating results and related assets and liabilities of the A&S Business are presented as discontinued operations for all periods.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” and “core revenue,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, statements regarding Fortive’s anticipated earnings, business and acquisition opportunities, timing of acquisitions and dispositions, anticipated revenue growth, anticipated operating margin expansion, anticipated cash flow, economic conditions, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, changes in trade relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarters ended March 30, 2018 and June 29, 2018. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Griffin Whitney
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
($ and shares in millions, except per share amounts)
(unaudited)

	As of December 31
	2018	2017
ASSETS
Current assets:
Cash and equivalents	$1,178.4	$962.1
Accounts receivable less allowance for doubtful accounts of $54.9 million and $43.2 million at December 31, 2018 and December 31, 2017, respectively	1,195.1	1,020.5
Inventories	574.5	506.7
Prepaid expenses and other current assets	193.2	243.7
Current assets, discontinued operations	30.0	203.8
Total current assets	3,171.2	2,936.8
Property, plant and equipment, net	576.1	610.4
Other assets	548.9	469.5
Goodwill	6,133.1	4,560.3
Other intangible assets, net	2,476.3	1,256.4
Other assets, discontinued operations	—	667.2
Total assets	$12,905.6	$10,500.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$455.6	$—
Trade accounts payable	706.5	629.0
Accrued expenses and other current liabilities	999.3	815.3
Current liabilities, discontinued operations	30.7	158.0
Total current liabilities	2,192.1	1,602.3
Other long-term liabilities	1,125.9	969.7
Long-term debt	2,974.7	4,056.2
Long-term liabilities, discontinued operations	—	64.2
Equity:
5.0% Mandatory convertible preferred stock, series A: $0.01 par value, 15.0 million shares authorized; 1.4 million shares issued and outstanding at December 31, 2018; no shares issued or outstanding at December 31, 2017	—	—
Common stock: $0.01 par value, 2.0 billion shares authorized; 335.1 million and 348.2 million issued; 334.5 million and 347.8 million outstanding at December 31, 2018 and December 31, 2017, respectively	3.4	3.5
Additional paid-in capital	3,126.0	2,444.1
Retained earnings	3,552.7	1,350.3
Accumulated other comprehensive income (loss)	(86.6)	(7.6)
Total Fortive stockholders’ equity	6,595.5	3,790.3
Noncontrolling interests	17.4	17.9
Total stockholders’ equity	6,612.9	3,808.2
Total liabilities and stockholders’ equity	$12,905.6	$10,500.6
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Sales	$1,757.5	$1,577.9	$6,452.7	$5,756.1
Cost of sales	(859.2)	(764.3)	(3,131.4)	(2,834.7)
Gross profit	898.3	813.6	3,321.3	2,921.4
Operating costs:
Selling, general, and administrative expenses	(495.0)	(409.0)	(1,728.6)	(1,409.1)
Research and development expenses	(108.8)	(99.6)	(414.3)	(369.3)
Operating profit	294.5	305.0	1,178.4	1,143.0
Non-operating income (expense):
Gain from acquisition	—	—	—	15.3
Interest expense, net	(26.7)	(24.7)	(97.0)	(88.7)
Other non-operating expenses	(0.4)	6.3	(3.0)	4.0
Earnings from continuing operations before income taxes	267.4	286.6	1,078.4	1,073.6
Income taxes	(27.3)	11.1	(160.1)	(189.3)
Net earnings from continuing operations	240.1	297.7	918.3	884.3
Mandatory convertible preferred dividends	(17.3)	—	(34.9)	—
Net earnings from continuing operations attributable to common stockholders	222.8	297.7	883.4	884.3
Earnings from discontinued operations, net of income taxes	1,872.2	39.2	1,995.5	160.2
Net earnings attributable to common stockholders	$2,095.0	$336.9	$2,878.9	$1,044.5

Net earnings per share from continuing operations:
Basic	$0.67	$0.86	$2.56	$2.54
Diluted	$0.66	$0.84	$2.52	$2.51
Net earnings per share from discontinued operations:
Basic	$5.60	$0.11	$5.78	$0.46
Diluted	$5.52	$0.11	$5.69	$0.45
Net earnings per share:
Basic	$6.26	$0.97	$8.33	$3.01
Diluted	$6.17	$0.95	$8.21	$2.96
Average common stock and common equivalent shares outstanding:
Basic	334.6	348.1	345.5	347.5
Diluted	339.3	353.9	350.7	352.6
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Year Ended December 31
	2018	2017	2016
Cash flows from operating activities:
Net earnings from continuing operations	$918.3	$884.3	$740.2
Noncash items:
Depreciation	125.7	93.3	75.6
Amortization	135.1	65.0	85.3
Stock-based compensation expense	50.8	44.2	40.7
Impairment charges on intangible assets	1.1	2.3	4.8
Gain on acquisition	—	(15.3)	—
Gain on sale of property	—	(8.0)	—
Change in deferred income taxes	7.7	(61.0)	(15.3)
Change in trade accounts receivable, net	(105.9)	(55.4)	33.8
Change in inventories	(73.4)	17.5	(31.3)
Change in trade accounts payable	76.2	17.7	12.3
Change in prepaid expenses and other assets	63.3	(100.5)	(16.7)
Change in accrued expenses and other liabilities	2.4	136.0	53.0
Total operating cash provided by continuing operations	1,201.3	1,020.1	982.4
Total operating cash provided by discontinued operations	143.1	156.3	154.5
Net cash provided by operating activities	1,344.4	1,176.4	1,136.9
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(2,815.1)	(1,556.6)	(190.1)
Payments for additions to property, plant and equipment	(112.3)	(111.1)	(110.1)
Proceeds from sale of property	—	21.5	9.0
All other investing activities	(42.1)	1.5	—
Total investing cash used in continuing operations	(2,969.5)	(1,644.7)	(291.2)
Total investing cash provided by discontinued operations	1,002.9	(25.0)	(19.6)
Net cash used in investing activities	(1,966.6)	(1,669.7)	(310.8)
Cash flows from financing activities:
Net (repayments of) proceeds from borrowings (maturities of 90 days or less)	(266.1)	556.2	373.8
Proceeds from borrowings (maturities greater than 90 days)	1,750.0	125.9	2,978.1
Repayment of borrowings (maturities greater than 90 days)	(1,850.0)	—	—
Proceeds from issuance of mandatory convertible preferred stock, net of $43 million of issuance costs	1,337.4	—	—
Payment of common stock cash dividend to shareholders	(96.6)	(97.2)	(48.4)
Payment of mandatory convertible preferred stock cash dividend to shareholders	(34.9)	—	—
Payment of cash dividend to former Parent	—	—	(3,000.0)
Net transfers to former Parent	—	—	(301.4)
Other financing activities	39.3	13.4	0.3
Total financing cash provided by continuing operations	879.1	598.3	2.4
Total financing cash provided by discontinued operations	—	1.4	1.4
Net cash provided by financing activities	879.1	599.7	3.8
Effect of exchange rate changes on cash and equivalents	(40.6)	52.5	(26.7)
Net change in cash and equivalents	216.3	158.9	803.2
Beginning balance of cash and equivalents	962.1	803.2	—
Ending balance of cash and equivalents	$1,178.4	$962.1	$803.2

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Sales:
Professional Instrumentation	$1,000.3	$877.2	$3,655.1	$3,139.1
Industrial Technologies	757.2	700.7	2,797.6	2,617.0
Total	$1,757.5	$1,577.9	$6,452.7	$5,756.1

Operating Profit:
Professional Instrumentation	$161.3	$189.7	$749.6	$712.9
Industrial Technologies	155.1	136.1	525.6	503.6
Other (a)	(21.9)	(20.8)	(96.8)	(73.5)
Total	$294.5	$305.0	$1,178.4	$1,143.0

Operating Margins:
Professional Instrumentation	16.1%	21.6%	20.5%	22.7%
Industrial Technologies	20.5%	19.4%	18.8%	19.2%
Total	16.8%	19.3%	18.3%	19.9%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings per Share from Continuing Operations
We disclose the non-GAAP measures of historical adjusted net earnings from continuing operations and historical and forecasted adjusted diluted net earnings per share from continuing operations, which make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:

•	Excluding on a pretax basis amortization of acquisition-related intangible assets;

•	Excluding on a pretax basis acquisition-related costs deemed significant (“Transaction Costs”);

•	Excluding on a pretax basis the effect of deferred revenue fair value adjustments related to significant acquisitions;

•	Excluding on a pretax basis a non-recurring gain resulting from the sale of real property (“Gain on Sale of Real Property”); and

•
Excluding the tax effect of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward, and, as such, we are applying the estimated effective tax rate to each adjustment for the forecasted periods to facilitate comparisons in future periods;

•	Excluding a non-recurring gain on a prior investment as a result of a corresponding acquisition (“Gain from Acquisition”);

•	Excluding the 2017 provisional amount estimated in connection with the Tax Cut and Jobs Act (the “TCJA Adjustments”) and subsequent adjustments to the provisional estimates; and

•	Including the impact of the assumed conversion of our Mandatory Convertible Preferred Stock.
While we have a history of acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term and the deferred revenue fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, the Transaction Costs are unique to each transaction, are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending or completed during such period, and the complexity of such transactions. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets and deferred revenue fair value adjustments related to past acquisitions will recur in future periods until such intangible assets and deferred revenue fair value adjustments, as applicable, have been fully amortized.
In June 2018, we issued $1.38 billion in aggregate liquidation preference of shares of our 5.00% Mandatory Convertible Preferred Stock (“MCPS”). Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.00% on the liquidation preference of $1,000 per share. Unless earlier converted, each share of the MCPS will automatically convert on July 1, 2021 into between, after giving effect to the prior anti-dilution adjustment, 10.9041 and 13.3575 shares of our common stock, subject to further anti-dilution adjustments. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the average volume weighted average price (“VWAP”) per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021. For the purposes of calculating adjusted earnings and adjusted earnings per share, we have excluded the MCPS dividend and, for the purposes of adjusted earnings per share, assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of share dilution, the “Converted Shares”). We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into common stock no later than July 1, 2021.
The forecasted adjusted diluted net earnings per share from continuing operations does not reflect certain adjustments that are inherently difficult to predict or estimate due to their unknown timing, effect and/or significance.
The TCJA Adjustments identified above have been excluded from the GAAP measures identified above because items of this nature and/or size occur with inconsistent frequency or occur for reasons that may be unrelated to our commercial performance during the period and/or because we believe the corresponding adjustments are useful in assessing our potential ongoing operating costs or gains in a given period. We will adjust for, and identify as significant, acquisition and divestiture-related transaction costs, acquisition related fair value adjustments to inventory and deferred revenue, and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period, if we determine that such costs and adjustments exceed the range of our typical transaction costs and adjustments, respectively, in a given period.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue
We use the term “core revenue” when referring to a corresponding GAAP revenue measure, excluding (1) the impact from acquired businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestiture related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Net Earnings From Continuing Operations

	Three Months Ended		Year Ended
($ in millions)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net Earnings From Continuing Operations Attributable to Common Shareholders (GAAP)	$222.8	$297.7	$883.4	$884.3
Dividends on the mandatory convertible preferred stock to apply if-converted method	17.3	—	34.9	—
Net Earnings from Continuing Operations (GAAP)	240.1	297.7	918.3	884.3
Pretax amortization of acquisition-related intangible assets in the three months ($54 million pretax, $45 million after tax) and year ended ($135 million pretax, $113 million after tax) December 31, 2018, and in the three months ($24 million pretax, $19 million after tax) and year ended ($65 million pretax, $49 million after tax) December 31, 2017	53.8	24.0	135.2	65.3
Acquisition-related transaction costs in the three months ($27 million pretax, $22 million after tax) and year ended ($67 million pretax, $56 million after tax) December 31, 2018 and in the three months ($11 million pretax, $8 million after tax) and year ended ($22 million pretax, $16 million after tax) December 31, 2017	26.8	10.6	67.4	21.8
Acquisition-related fair value adjustments to deferred revenue related to completed acquisitions in the three months ($31 million pretax, $26 million after tax) and year ended ($34 million pretax, $28 million after tax) December 31, 2018	31.4	—	34.4	—
Gain on sale of real property in the three months and year ended December 31, 2017 ($8 million pretax, $5 million after tax)	—	(8.0)	—	(8.0)
Tax effect of the adjustments reflected above (a)	(19.5)	(4.6)	(42.0)	(18.6)
Gain from acquisition in the year ended December 31, 2017 ($15 million after tax)	—	—	—	(15.3)
TCJA adjustments	(7.5)	(70.3)	(12.5)	(70.3)
Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$325.1	$249.4	$1,100.8	$859.2

(a) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition-related transaction costs, acquisition-related fair value adjustments to deferred revenue, and the gain on sale of real property.

Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ended (a)		Year Ended (a)
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Diluted Net Earnings Per Share from Continuing Operations Attributable to Common Stockholders (GAAP)	$0.66	$0.84	$2.52	$2.51
Dividends on the mandatory convertible preferred stock to apply if-converted method	0.05	—	0.10	—
Assumed dilutive impact on the Diluted Net Earnings Per Share Attributable to Common Stockholders if the Converted Shares had been outstanding	(0.04)	—	(0.06)	—
Pretax amortization of acquisition-related intangible assets in the three months ($54 million pretax, $45 million after tax) and year ended ($135 million pretax, $113 million after tax) December 31, 2018, and in the three months ($24 million pretax, $19 million after tax) and year ended ($65 million pretax, $49 million after tax) December 31, 2017	0.15	0.07	0.38	0.19
Acquisition-related transaction costs in the three months ($27 million pretax, $22 million after tax) and year ended ($67 million pretax, $56 million after tax) December 31, 2018 and in the three months ($11 million pretax, $8 million after tax) and year ended ($22 million pretax, $16 million after tax) December 31, 2017	0.07	0.03	0.19	0.06
Acquisition-related fair value adjustments to deferred revenue related to completed acquisitions in the three months ($31 million pretax, $26 million after tax) and year ended ($34 million pretax, $28 million after tax) December 31, 2018	0.09	—	0.10	—
Gain on sale of real property in the three months and year ended December 31, 2017 ($8 million pretax, $5 million after tax)	—	(0.02)	—	(0.02)
Tax effect of the adjustments reflected above (b)	(0.05)	(0.01)	(0.12)	(0.05)
Gain from acquisition in the year ended December 31, 2017 ($15 million after tax)	—	—	—	(0.04)
TCJA Adjustments	(0.02)	(0.20)	(0.03)	(0.20)
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.91	$0.70	$3.06	$2.44

(a) Each of the per share adjustments below was calculated assuming the Converted Shares had been outstanding.
(b) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition-related transaction costs, acquisition-related fair value adjustments to deferred revenue, and the gain on sale of real property.

The sum of the components of adjusted diluted net earnings per share from continuing operations may not equal due to rounding.

Adjusted Diluted Shares Outstanding

	Three Months Ended		Year Ended
(shares in millions)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Average common diluted stock outstanding	339.3	353.9	350.7	352.6
Converted Shares (a)	18.4	—	8.7	—
Adjusted average common stock and common equivalent shares outstanding	357.7	353.9	359.4	352.6

(a) The number of Converted Shares assumes the conversion of all 1.38 million shares applying the “if-converted” method and using an average 20-day VWAP of $69.06 as of December 31, 2018.

Core Revenue Growth

	% Change Three Months Ended December 31, 2018 vs. Comparable 2017 Period	% Change Year Ended December 31, 2018 vs. Comparable 2017 Period
Total Revenue Growth (GAAP)	11.4%	12.1%
Core (Non-GAAP)	7.4%	4.1%
Acquisitions (Non-GAAP)	5.8%	7.6%
Impact of currency translation (Non-GAAP)	(1.8)%	0.4%

Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ending March 29, 2019		Year Ending December 31, 2019
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share from Continuing Operations Attributable to Common Stockholders	$0.40	$0.44	$2.56	$2.66
Anticipated dividends on mandatory convertible preferred stock in the three months ending March 29, 2019 ($17 million) and year ending December 31, 2019 ($69 million)	0.05	0.05	0.20	0.20
Anticipated dilutive impact on Forecasted Diluted Net Earnings Per Share from Continuing Operations if the Converted Shares (18.4 million shares in the three months ending March 29, 2019 and year ending December 31, 2019) had been outstanding	(0.02)	(0.02)	(0.14)	(0.14)
Impact of anticipated pretax amortization of acquisition-related intangible assets in the three months ending March 29, 2019 ($51 million pretax (or $0.14 per share), $42 million after tax (or $0.12 per share)) and year ending December 31, 2019 ($202 million pretax (or $0.56 per share), $167 million after tax (or $0.46 per share))	0.14	0.14	0.56	0.56
Anticipated pretax significant acquisition-related transaction costs in the three months ending March 29, 2019 ($34 million pretax (or $0.10 per share), $28 million after tax (or $0.08 per share)) and the year ending December 31, 2019 ($110 million pretax (or $0.31 per share), $91 million after tax (or $0.26 per share))	0.10	0.10	0.31	0.31
Anticipated pretax fair value adjustments to deferred revenue related to completed significant acquisition in the three months ending March 29, 2019 ($15 million pretax (or $0.04 per share), $12 million after tax (or $0.03 per share)) and year ending December 31, 2019 ($24 million pretax (or $0.07 per share), $20 million after tax (or $0.05 share)	0.04	0.04	0.07	0.07
Tax effect of the adjustments reflected above (a)	(0.07)	(0.07)	(0.16)	(0.16)
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations	$0.64	$0.68	$3.40	$3.50

(a) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition-related transaction costs, and acquisition-related fair value adjustments to deferred revenue.

The sum of the components of forecasted adjusted diluted net earnings per share from continuing operations may not equal due to rounding.